Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)



                                                                                                        For the Three Months
                                                                                                            Ended March 31,
                                                                                                         1998         1997

NET (LOSS)                                                                                             $(476,327)     $(513,056)
                                                                                                       =========      =========


WEIGHTED AVERAGE SHARES:
    Common shares outstanding                                                                          2,839,907        986,700
    Assumed conversion of cheap options and warrants                                                     -              692,213
                                                                                                    -------------     ----------

                                                                                                       2,839,907      1,678,913
                                                                                                       =========      =========

BASIC (LOSS) PER COMMON SHARE:                                                                             $(.17)         $(.31)
                                                                                                           =====          =====






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